Exhibit 99.1

Shareholder Relations	NEWS RELEASE
288 Union Street, Rockland, MA 02370	Contact:
Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. REPORTS THIRD QUARTER 2006 EARNINGS
     Rockland, Massachusetts (October 19, 2006). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced that earnings on a diluted earnings per share basis increased $0.02, or 3.6%, to $0.58 for the quarter ended September 30, 2006 as compared to the $0.56 reported in the same period last year. Net income for the quarter was $8.6 million, a decrease of (1.5%) from the $8.7 million reported for the quarter ended September 30, 2005. For the nine months ended September 30, 2006, diluted earnings per share increased $0.04, or 2.5%, to $1.63 and net income of $24.7 million increased by $107,000 as compared to the nine months ended September 30, 2005.
     Certain non-core items, such as the after-tax impact of gains and losses on the sale of securities and the receipt of Bank Owned Life Insurance (“BOLI”) proceeds, are included in the computation of earnings in accordance with generally accepted accounting principles (“GAAP”) in both 2006 and 2005 as indicated by the following table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in Thousands, Except Per Share Data	2006	2005	2006	2005
RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$8,556	$8,687	$24,749	$24,642
Add — Net Loss on Sale of Securities, net of tax	—	—	1,150	—
Less — Net Gain on Sale of Securities, net of tax	—	—	—	(400)
Less — BOLI Benefit Proceeds	—	—	(1,316)	—

NET OPERATING EARNINGS (NON-GAAP)	$8,556	$8,687	$24,583	$24,242

Diluted Operating Earnings Per Share	$0.58	$0.56	$1.62	$1.56

     Net operating earnings on a per diluted share basis, for the quarter and nine months ending September 30, 2006 were $0.58 and $1.62, respectively, an increase of $0.02, or 3.6%, and $0.06, or 3.9%, from the comparable periods last year. Net operating earnings for the quarter and nine months ended September 30, 2006 were $8.6 million and $24.6 million, respectively, a decrease of (1.5%) and an increase of 1.4%, from the same periods in 2005.
     Comparing the three months ending September 30, 2006 to the same period last year, net interest income decreased $890,000 or (3.3%) attributable to a higher cost of deposits and a smaller balance sheet, while net interest income for the nine months ended September 30, 2006 decreased $988,000, or (1.3%) from the nine months ended September 30, 2005. The net interest margin for both the three and nine months ended September 30, 2006 was 3.89% as compared to 3.93% and 3.87% for the three and nine months ended September 30, 2005, respectively.
     The net interest margin in the third quarter of 2006 was positively impacted by the recognition of the Federal Home Loan Bank of Boston’s (“FHLBB”) dividend received during the third quarter which was paid out on a six month basis to adjust for lack of a dividend in the second quarter. This additional dividend positively impacted net interest income and pre-tax earnings by $342,000.
     The Company’s allowance for loan losses as a percentage of loans was maintained at 1.31%, remaining unchanged from December 31, 2005. The provision for loan losses decreased by $540,000, or (50.5%), for the quarter ended September 30, 2006 as compared to the same period in 2005. Provision for loan losses for the nine months ending September 30, 2006 was $1.6 million, a decrease of $1.5 million compared to the same period in 2005, and covered net charge-offs by 1.1 times.
     Non-interest income decreased by $88,000, or (1.2%), and increased by $195,000, or 1.0%, during the three and nine months ended September 30, 2006, respectively, as compared to the same periods in the prior year. Excluding losses and gains on the sale of securities and BOLI benefit proceeds, non-interest income grew by $1.3 million, or 6.4%, for the nine months ended September 30, 2006, as compared to the same period in the prior year. See table below for reconciliation of non-interest income as adjusted.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in Thousands	2006	2005	2006	2005
Non-Interest Income GAAP	$7,049	$7,137	$20,691	$20,496
Add — Net Loss on Sale of Securities	—	—	1,769	—
Less — Net Gain on Sale of Securities	—	—	—	(616)
Less — BOLI Benefit Proceeds	—	—	(1,316)	—

Non-Interest Income as Adjusted	$7,049	$7,137	$21,144	$19,880

➢	Service charges on deposit accounts increased by $207,000, or 6.0%, and by $1.0 million, or 10.8%, for the three and nine months ended September 30, 2006, as compared to the same periods in 2005, primarily reflecting increased overdraft fees and debit card interchange revenue.

➢	Investment management revenue increased by $90,000, or 6.7%, and $498,000, or 12.5%, for the three and nine months ended September 30, 2006, as compared to the same periods in 2005 due to growth in managed assets. Assets under administration at September 30, 2006 were $744.2 million, an increase of $92.3 million, or 14.2%, as compared to September 30, 2005.

➢	Mortgage banking income decreased by $542,000, or (50.8%), and by $586,000, or (22.7%), for the three and nine months ended September 30, 2006, as compared to the same periods in 2005. The decrease in the three and nine month periods ending September 30, 2006 is primarily attributable to a lower volume of mortgage sales in 2006 as compared to 2005. The balance of the mortgage servicing asset is $2.6 million and loans serviced amounted to $303.9 million as of September 30, 2006.

➢	There were no gains or losses on the sale of securities in the third quarter of 2006 and 2005. Net losses of $1.8 million were recorded in the nine months ended September 30, 2006 on the sale of securities and a gain of $616,000 was recorded in the nine months ended September 30, 2005.

➢	Other non-interest income increased by $140,000, or 17.6%, and by $258,000, or 11.1%, for the three and nine months ended September 30, 2006, as compared to the same periods in 2005. The quarter to date increase is primarily due to a gain on the sale of other real estate owned and unrealized gains on trading assets. The year to date increase is primarily a result of improved checkbook revenue and commercial loan late charge fees.
        Non-interest expense decreased by $269,000, or (1.3%), and increased by $659,000, or 1.1%, for the three and nine months ended September 30, 2006, as compared to the same periods in 2005.
➢	Salaries and employee benefits increased by $284,000, or 2.4%, and by $266,000, or 0.7%, for the three and nine months ended September 30, 2006, as compared to the same periods in 2005. The increases are largely attributable to the increased cost of retirement and medical benefits.

➢	Occupancy and equipment related expense increased by $105,000, or 4.6%, and by $153,000, or 2.1%, for the quarter and year to date ending September 30, 2006, as compared to the same periods in 2005.

➢	Data processing and facilities management expense has increased $96,000, or 9.0%, and by $239,000, or 7.9%, for the three and nine months ended September 30, 2006, compared to the same periods in 2005, largely as a result of contractual increases.

➢	Other non-interest expense decreased by $754,000, or (14.8%), for the three months ended September 30, 2006, and was essentially flat for the nine months ended September 30, 2006, as compared to the same periods in the prior year. The decrease from the comparative three month period is primarily attributable to decreases in advertising and debit card and ATM processing expense.
        Total assets decreased by $107.4 million, or (3.5%), from December 31, 2005 to $2.9 billion at September 30, 2006. This decrease is due to intentional decreases in the Company’s security portfolio and certain loan categories due to a combination of the flat yield curve environment and the profitability characteristics of these asset classes.
➢	Fed funds sold and short-term investments decreased by $15.2 million, or (23.8%), during the nine months ending September 30, 2006.

➢	Securities decreased by $99.7 million, or (13.9%), during the nine months ending September 30, 2006. This decrease resulted mainly from the sale of $31.4 million of lower coupon securities in the first quarter of 2006 and the decision not to reinvest normal year to date runoff on the portfolio in the current rate environment. The ratio of securities to total assets as of September 30, 2006 was 21.0%, as compared to 23.6% at December 31, 2005 and 24.8% at September 30, 2005.

➢	Total loans increased by $10.5 million, or 0.5%, during the nine months ended September 30, 2006. Total commercial loans increased by $50.1 million, or 5.1%, with commercial real estate comprising most of the increase with an increase of $47.0 million, or 6.9%. Consumer loans decreased $20.7 million, or (3.6%), with the auto loan portfolio decreasing by $45.6 million, or (17.3%), partially offset by a $27.0 million, or 10.7%, increase in home equity lending. Business banking loans totaled $57.5 million, an increase of $6.1 million, or 12.0%, and residential loans decreased $25.0 million, or (5.7%), during the first nine months of 2006.
        Total deposits of $2.2 billion at September 30, 2006 decreased $24.9 million, or (1.1%), compared to December 31, 2005. For the quarter ending September 30, 2006, deposits increased $3.2 million, or 0.2%.
        Borrowings decreased by $78.0 million, or (13.3%), during the nine months ending September 30, 2006 as excess cash flow from the securities portfolio and certain loan categories were used to decrease wholesale borrowing.

     Stockholders’ equity at September 30, 2006 totaled $222.3 million, as compared to $228.2 million at December 31, 2005. The Tier 1 leverage capital ratio at September 30, 2006 was 7.78%, maintaining the Company’s well-capitalized position.
     As previously announced on January 19, 2006, the Company’s Board of Directors approved a common stock repurchase program. Under the program, the Company was authorized to repurchase up to 800,000 shares of the Company’s outstanding common stock. During the third quarter ending September 30, 2006, the Company completed its repurchase plan with a total of 800,000 shares of common stock repurchased at a weighted average share price of $31.04.
     The allowance for loan losses increased to $26.8 million at September 30, 2006 compared to $26.6 million at December 31, 2005. Nonperforming assets totaled $7.0 million at September 30, 2006 (0.24% of total assets), as compared to $3.3 million (0.11% of total assets) reported at December 31, 2005.
     Christopher Oddleifson, President and Chief Executive Officer, and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Time on Friday, October 20, 2006. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-877-407-9205 reference: INDB. A replay of the call will be available by calling 1-877-660-6853, Account Number: 286, Conference ID: 215562. The webcast replay will be available until October 25, 2006 and the telephone replay will be available until January 20, 2007.
     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.9 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com .
     This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These non-GAAP measures may exclude significant gains or losses that are unusual in nature, such as securities gains. Because these gains and losses and their impact on the Company’s performance are difficult to predict, management believes that presentations of adjusted financial measures excluding the impact of these gains and losses provide useful information that is essential for a proper understanding of the operating results of the Company. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)

						September 30, 2006 vs.
	September 30,	December 31,	$	%	June 30,	June 30, 2006%
CONSOLIDATED BALANCE SHEETS	2006	2005	Variance	Change	2006	Variance	Change

Assets
Cash and Due From Banks	$64,403	$66,289	(1,886)	-2.85%	$75,337	(10,934)	-14.51%
Fed Funds Sold and Short Term Investments	48,500	63,662	(15,162)	-23.82%	15,045	33,455	222.37%
Securities
Trading Assets	1,588	1,557	31	1.99%	1,533	55	3.59%
Securities Available for Sale	494,422	581,516	(87,094)	-14.98%	503,417	(8,995)	-1.79%
Securities Held to Maturity	98,236	104,268	(6,032)	-5.79%	99,998	(1,762)	-1.76%
Federal Home Loan Bank Stock	22,634	29,287	(6,653)	-22.72%	22,634	—	0.00%

Total Securities	616,880	716,628	(99,748)	-13.92%	627,582	(10,702)	-1.71%

Loans
Commercial and Industrial	170,389	155,081	15,308	9.87%	165,976	4,413	2.66%
Commercial Real Estate	730,213	683,240	46,973	6.88%	709,230	20,983	2.96%
Commercial Construction	128,469	140,643	(12,174)	-8.66%	127,891	578	0.45%
Business Banking	57,522	51,373	6,149	11.97%	56,288	1,234	2.19%
Residential Real Estate	396,564	428,343	(31,779)	-7.42%	410,468	(13,904)	-3.39%
Residential Construction	9,122	8,316	806	9.69%	8,038	1,084	13.49%
Residential Loans Held for Sale	10,954	5,021	5,933	118.16%	8,690	2,264	26.05%
Consumer — Home Equity	278,879	251,852	27,027	10.73%	273,752	5,127	1.87%
Consumer — Auto	217,629	263,179	(45,550)	-17.31%	233,955	(16,326)	-6.98%
Consumer — Other	51,554	53,760	(2,206)	-4.10%	52,913	(1,359)	-2.57%

Total Loans	2,051,295	2,040,808	10,487	0.51%	2,047,201	4,094	0.20%
Less — Allowance for Loan Losses	(26,814)	(26,639)	(175)	0.66%	(26,811)	(3)	0.01%

Net Loans	2,024,481	2,014,169	10,312	0.51%	2,020,390	4,091	0.20%

Bank Premises and Equipment	37,110	37,431	(321)	-0.86%	37,157	(47)	-0.13%
Goodwill and Core Deposit Intangible	56,616	56,858	(242)	-0.43%	56,697	(81)	-0.14%
Other Assets	86,338	86,648	(310)	-0.36%	89,719	(3,381)	-3.77%

Total Assets	$2,934,328	$3,041,685	(107,357)	-3.53%	$2,921,927	12,401	0.42%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$509,518	$511,920	(2,402)	-0.47%	$516,644	(7,126)	-1.38%
Savings and Interest Checking Accounts	571,227	613,840	(42,613)	-6.94%	565,201	6,026	1.07%
Money Market	508,865	550,677	(41,812)	-7.59%	526,429	(17,564)	-3.34%
Time Certificates of Deposit	591,000	529,057	61,943	11.71%	569,087	21,913	3.85%

Total Deposits	2,180,610	2,205,494	(24,884)	-1.13%	2,177,361	3,249	0.15%

Borrowings
Federal Home Loan Bank Borrowings	340,389	417,477	(77,088)	-18.47%	340,419	(30)	-0.01%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	116,242	113,335	2,907	2.56%	114,767	1,475	1.29%
Junior Subordinated Debentures	51,546	51,546	—	0.00%	51,546	—	0.00%
Treasury Tax and Loan Notes	1,606	5,452	(3,846)	-70.54%	2,344	(738)	-31.48%

Total Borrowings	509,783	587,810	(78,027)	-13.27%	509,076	707	0.14%

Total Deposits and Borrowings	2,690,393	2,793,304	(102,911)	-3.68%	2,686,437	3,956	0.15%
Other Liabilities	21,591	20,229	1,362	6.73%	19,255	2,336	12.13%
Stockholders’ Equity	222,344	228,152	(5,808)	-2.55%	216,235	6,109	2.83%

Total Liabilities and Stockholders’ Equity	$2,934,328	$3,041,685	(107,357)	-3.53%	$2,921,927	12,401	0.42%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands, Except Per Share Data)

	Three Months Ended				Nine Months Ended
	September 30,			%	September 30,			%
CONSOLIDATED STATEMENTS OF INCOME	2006	2005	Variance	Change	2006	2005	Variance	Change

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$577	$71	506	712.68%	$729	$137	592	432.12%
Interest and Dividends on Securities	7,500	8,160	(660)	-8.09%	22,471	25,799	(3,328)	-12.90%
Interest on Loans	34,732	30,994	3,738	12.06%	101,517	88,891	12,626	14.20%

Total Interest Income	42,809	39,225	3,584	9.14%	124,717	114,827	9,890	8.61%

INTEREST EXPENSE
Interest on Deposits	11,229	6,616	4,613	69.72%	29,093	17,949	11,144	62.09%
Interest on Borrowed Funds	5,751	5,890	(139)	-2.36%	17,680	17,946	(266)	-1.48%

Total Interest Expense	16,980	12,506	4,474	35.77%	46,773	35,895	10,878	30.31%

Net Interest Income	25,829	26,719	(890)	-3.33%	77,944	78,932	(988)	-1.25%
Less — Provision for Loan Losses	530	1,070	(540)	-50.47%	1,630	3,105	(1,475)	-47.50%

Net Interest Income after Provision for Loan Losses	25,299	25,649	(350)	-1.36%	76,314	75,827	487	0.64%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,669	3,462	207	5.98%	10,652	9,611	1,041	10.83%
Investment Management Services Income	1,438	1,348	90	6.68%	4,497	3,999	498	12.45%
Mortgage Banking Income	526	1,068	(542)	-50.75%	1,994	2,580	(586)	-22.71%
BOLI Income	479	462	17	3.68%	2,729	1,360	1,369	100.66%
Net Loss/Gain on Sale of Securities	—	—	—	—	(1,769)	616	(2,385)	-387.18%
Other Non-Interest Income	937	797	140	17.57%	2,588	2,330	258	11.07%

Total Non-Interest Income	7,049	7,137	(88)	-1.23%	20,691	20,496	195	0.95%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	12,088	11,804	284	2.41%	36,024	35,758	266	0.74%
Occupancy and Equipment Expenses	2,378	2,273	105	4.62%	7,618	7,465	153	2.05%
Data Processing and Facilities Management	1,166	1,070	96	8.97%	3,262	3,023	239	7.91%
Other Non-Interest Expense	4,341	5,095	(754)	-14.80%	14,187	14,186	1	0.01%

Total Non-Interest Expense	19,973	20,242	(269)	-1.33%	61,091	60,432	659	1.09%

INCOME BEFORE INCOME TAXES	12,375	12,544	(169)	-1.35%	35,914	35,891	23	0.06%

PROVISION FOR INCOME TAXES	3,819	3,857	(38)	-0.99%	11,165	11,249	(84)	-0.75%

NET INCOME	$8,556	$8,687	(131)	-1.51%	$24,749	$24,642	107	0.43%

BASIC EARNINGS PER SHARE	$0.58	$0.56		3.57%	$1.65	$1.60		3.13%
DILUTED EARNINGS PER SHARE	$0.58	$0.56		3.57%	$1.63	$1.59		2.52%
BASIC AVERAGE SHARES	14,696,065	15,391,937		-4.52%	15,014,292	15,370,226		-2.32%
DILUTED AVERAGE SHARES	14,874,498	15,537,621		-4.27%	15,180,017	15,518,039		-2.18%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.89%	3.93%		-1.02%	3.89%	3.87%		0.52%
Return on Average Assets	1.17%	1.17%		0.00%	1.13%	1.10%		2.73%
Return on Average Equity	15.56%	15.49%		0.45%	14.72%	15.07%		-2.32%

RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$8,556	$8,687	(131)	-1.51%	$24,749	$24,642	107	0.43%
Add — Net Loss on Sale of Securities, net of tax	—	—	—	0.00%	1,150	—	1,150	100.00%
Less — Net Gain on Sale of Securities, net of tax	—	—	—	0.00%	—	(400)	400	100.00%
Less — BOLI Benefit Proceeds	—	—	—	0.00%	(1,316)	—	(1,316)	-100.00%

NET OPERATING EARNINGS	$8,556	$8,687	(131)	-1.51%	$24,583	$24,242	341	1.41%

Diluted Earnings Per Share (GAAP)	$0.58	$0.56		3.57%	$1.63	$1.59		2.52%
Add — Effects of Net Loss on Sale of Securities, net of tax	—	—			0.08	—
Less — Effects of Net Gain on Sale of Securities, net of tax	—	—			—	(0.03)
Less — Effects of BOLI Benefit Proceeds	—	—			(0.09)	—

Diluted Earnings Per Share, on an Operating Basis	$0.58	$0.56		3.57%	$1.62	$1.56		3.85%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Three Months Ended September 30,
		2006			2005
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$48,500	$44,168	$577	5.23%	$8,437	$71	3.37%
Securities:
Trading Assets	1,588	1,534	12	3.13%	1,539	11	2.86%
Taxable Investment Securities	559,625	564,393	6,884	4.88%	688,230	7,481	4.35%
Non-taxable Investment Securities (1)	55,667	56,266	929	6.60%	61,924	1,028	6.64%

Total Securities:	616,880	622,193	7,825	5.03%	751,693	8,520	4.53%
Loans (1)	2,051,295	2,038,194	34,846	6.84%	2,004,389	31,086	6.20%

Total Interest-Earning Assets	$2,716,675	$2,704,555	$43,248	6.40%	$2,764,519	$39,677	5.74%

Cash and Due from Banks	64,403	59,846			68,481
Other Assets	153,250	152,524			143,538

Total Assets	$2,934,328	$2,916,925			$2,976,538

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$571,227	$555,666	$1,326	0.95%	$593,464	$712	0.48%
Money Market	508,865	520,632	4,055	3.12%	513,681	2,432	1.89%
Time Deposits	591,000	582,526	5,848	4.02%	512,092	3,472	2.71%

Total interest-bearing deposits:	1,671,092	1,658,824	11,229	2.71%	1,619,237	6,616	1.63%
Borrowings:
Federal Home Loan Bank Borrowings	$340,389	$340,400	$3,700	4.35%	$445,716	$4,362	3.91%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	116,242	122,842	926	3.02%	86,750	399	1.84%
Junior Subordinated Debentures	51,546	51,546	1,117	8.67%	51,546	1,117	8.67%
Treasury Tax and Loan Notes	1,606	708	8	4.52%	1,452	12	3.31%

Total Borrowings:	509,783	515,496	5,751	4.46%	585,464	5,890	4.02%

Total Interest-Bearing Liabilities	$2,180,875	$2,174,320	$16,980	3.12%	$2,204,701	$12,506	2.27%

Demand Deposits	509,518	505,134			530,115

Other Liabilities	21,591	17,473			17,369

Total Liabilities	$2,711,984	$2,696,927			$2,752,185
Stockholders’ Equity	222,344	219,998			224,353

Total Liabilities and Stockholders’ Equity	$2,934,328	$2,916,925			$2,976,538

Net Interest Income			$26,268			$27,171

Interest Rate Spread (2)				3.28%			3.47%

Net Interest Margin (2)				3.89%			3.93%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,180,610	$2,163,958	$11,229		$2,149,352	$6,616
Cost of Total Deposits				2.08%			1.23%
Total Funding Liabilities, including Demand Deposits	$2,690,393	$2,679,454	$16,980		$2,734,816	$12,506
Cost of Total Funding Liabilities				2.53%			1.83%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $439 for the three months ended September 30, 2006 and $452 for the three months ended September 30, 2005.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Nine Months Ended September 30,
		2006			2005
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$48,500	$19,469	$729	4.99%	$6,130	$137	2.98%
Securities:
Trading Assets	1,588	1,562	31	2.65%	1,546	27	2.33%
Taxable Investment Securities	559,625	595,510	20,504	4.59%	723,031	23,765	4.38%
Non-taxable Investment Securities (1)	55,667	58,594	2,978	6.78%	62,339	3,088	6.60%

Total Securities:	616,880	655,666	23,513	4.78%	786,916	26,880	4.55%
Loans (1)	2,051,295	2,044,053	101,820	6.64%	1,973,697	89,156	6.02%

Total Interest-Earning Assets	$2,716,675	$2,719,188	$126,062	6.18%	$2,766,743	$116,173	5.60%

Cash and Due from Banks	64,403	59,842			65,145
Other Assets	153,250	151,815			142,989

Total Assets	$2,934,328	$2,930,845			$2,974,877

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$571,227	$563,270	$3,234	0.77%	$596,458	$2,032	0.45%
Money Market	508,865	528,893	10,906	2.75%	515,623	6,596	1.71%
Time Deposits	591,000	556,514	14,953	3.58%	504,108	9,321	2.47%

Total interest-bearing deposits:	1,671,092	1,648,677	29,093	2.35%	1,616,189	17,949	1.48%
Borrowings:
Federal Home Loan Bank Borrowings	$340,389	$379,621	$12,031	4.23%	$485,418	$13,704	3.76%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	116,242	112,726	2,261	2.67%	73,902	862	1.56%
Junior Subordinated Debentures	51,546	51,546	3,352	8.67%	51,546	3,352	8.67%
Treasury Tax and Loan Notes	1,606	1,120	36	4.29%	1,714	28	2.18%

Total Borrowings:	509,783	545,013	17,680	4.33%	612,580	17,946	3.91%

Total Interest-Bearing Liabilities	$2,180,875	$2,193,690	$46,773	2.84%	$2,228,769	$35,895	2.15%

Demand Deposits	509,518	494,762			510,839

Other Liabilities	21,591	18,182			17,267

Total Liabilities	$2,711,984	$2,706,634			$2,756,875
Stockholders’ Equity	222,344	224,211			218,002

Total Liabilities and Stockholders’ Equity	$2,934,328	$2,930,845			$2,974,877

Net Interest Income			$79,289			$80,278

Interest Rate Spread (2)				3.34%			3.45%

Net Interest Margin (2)				3.89%			3.87%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,180,610	$2,143,439	$29,093		$2,127,028	$17,949
Cost of Total Deposits				1.81%			1.13%
Total Funding Liabilities, including Demand Deposits	$2,690,393	$2,688,452	$46,773		$2,739,608	$35,895
Cost of Total Funding Liabilities				2.32%			1.75%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,345 for the nine months ended September 30, 2006 and $1,346 for the nine months ended September 30, 2005.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	September 30,	December 31,	June 30,
	2006	2005	2006
	(Dollars in Thousands, Except Per Share Data)
Asset Quality
Nonperforming Loans
Commercial & Industrial Loans	$642	$245	$322
Business Banking Loans	$117	$47	$80
Commercial Real Estate Loans	$3,004	$313	$2,801
Residential Real Estate Loans	$1,838	$1,876	$918
Installment Loans — Home Equity	$406	—	$16
Installment Loans — Auto	$791	$674	$691
Installment Loans — Other	$60	$184	$99

Total Nonperforming Loans	$6,858	$3,339	$4,927

Other Real Estate Owned	$190	—	—
Nonperforming Assets	$7,048	$3,339	$4,927

Net charge-offs (year to date)	$1,454	$2,733	$927
Net charge-offs to average loans (annualized)	0.09%	0.14%	0.09%

Nonperforming Loans/Gross Loans	0.33%	0.16%	0.24%
Allowance for Loan Losses/Nonperforming Loans	390.99%	797.81%	544.16%
Loans/Total Deposits	94.07%	92.53%	94.02%
Allowance for Loan Losses/Total Loans	1.31%	1.31%	1.31%

Financial Ratios
Book Value per Share	$15.15	$14.81	$14.65
Tangible Capital/Tangible Asset	5.76%	5.74%	5.57%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	6.26%	6.23%	6.07%
Tangible Book Value per Share	$11.29	$11.12	$10.81
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$12.28	$12.06	$11.80

Capital Adequacy
Tier one leverage capital ratio (1)	7.78%	7.71%	7.67%

(1)	Estimated number for September 30, 2006
Certain amounts in prior year financial statements have been reclassified to conform to the current year’s presentation.